THE COMPANY HAS REQUESTED
                                                       CONFIDENTIAL TREATMENT
                                                       WITH RESPECT TO CERTAIN
                                                       PORTIONS OF THIS
                                                       AGREEMENT ACCORDINGLY,
                                                       CERTAIN PORTIONS HAVE
                                                       BEEN REDACTED

                                                                    Exhibit 10.1

                              SPONSORSHIP AGREEMENT

This agreement ("Agreement") is entered into as of the 31st day of March, 1998 ("Effective Date"), by and between Excite, Inc., a California corporation, located at 555 Broadway, Redwood City, California 94063 ("Excite"), and CyberShop, a Delaware corporation, located at 130 Madison Avenue, New York, New York 10016 ("Client").

                                    RECITALS

A. Excite maintains a site on the Internet at http://www.excite.com (the "Excite Site"), a site at http://www.webcrawler.com (the "WebCrawler Site") and owns, manages or is authorized to place advertising on affiliated Web sites worldwide (collectively, the "Excite Network") which, among other things, allow its users to search for and access content and other sites on the Internet.

B. Within the Excite Site and the WebCrawler Site, Excite currently organizes certain content into topical channels, including "shopping" channels (the "Shopping Channels").

C. Client operates an on-line department store at its Web site located at http:// cybershop.com (the "Client Site").

D. Client wishes to promote its business to Excite's users through promotions and advertising in various portions of the Excite Network.

Therefore, the parties agree as follows:

1.    SPONSORSHIP OF THE SHOPPING CHANNELS

      a) Commencing on the Launch Date (as defined below), Client will be promoted in the Excite Shopping Channel and the WebCrawler Shopping
            Channel:

                  i) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the Excite Shopping Channel home page "Such a Deal" promotional rotation in two (2) separate one-week rotations during each year of the term of the Agreement, once every six (6) months.

                  ii) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the Excite Shopping Channel home page "Shop Here First" promotional rotation in four (4) separate one-week rotations during each year of the term of the Agreement, once every quarter.

                                                                    CONFIDENTIAL

                  iii) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed on the Excite Shopping Channel home page under the department listings, subject to the following conditions:

                              A)    Client is allocated eight (8) separate
                                    one-week link displays in each year of the term of the Agreement. Only one (1) link to the Client Site may be displayed on the Excite Shopping Channel home page under the department listings at any one time. Links to the Client Site may not appear under the Auctions, Books or Gourmet & Groceries department listings and may not appear in more than four (4) different department listings during each year of the term of the Agreement.

                              B)    The display of all links on the Excite
                                    Shopping Channel home page under the
                                    department listings is subject to
                                    availability at the time.

                  iv) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed on the front pages of the following departments of the Excite Shopping Channel subject to the following conditions:

                              A) A link to the Client Site will be displayed on the front page of the Department Stores & Malls department of the Excite Shopping Channel for the term of the Agreement.

                              B) A link to the Client Site will be displayed on the front page of one other department of the Excite Shopping Channel of Client's choice for the term of the Agreement, other than the Auctions, Books or Gourmet & Groceries departments of the Excite Shopping Channel.

                              C) Client is allocated twelve (12) months of link display in three (3) separate four-month blocks on the front page of departments of the Excite Shopping Channel other than the Auctions, Books, Department Stores & Malls or Gourmet & Groceries departments of the Excite Shopping Channel in each year of the term of the Agreement. This allocation of links may not be used in more than one (1) department at any one time.

                                                                    CONFIDENTIAL

                  v) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the "Shop Here First" promotional rotation on the front pages of the following departments of the Excite Shopping Channel subject to the following conditions:

                              A)    Client is allocated four (4) separate
                                    four-week link displays in the "Shop Here
                                    First" promotional rotation on the front page of departments of the Excite Shopping Channel other than the Auctions, Books or Gourmet & Groceries departments of the Excite Shopping Channel in each year of the term of the Agreement. This allocation of links may not be used in more than one (1) department at any one time.

                  vi) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the WebCrawler Shopping Channel home page "Special Web Price!" promotional rotation in two separate one-week rotations during each year of the term of the Agreement, once every six (6) months.

                  vii) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the WebCrawler Shopping Channel home page "Featured Merchants" promotional rotation in four separate one-week rotations during each year of the term of the Agreement, once every quarter.

                  viii) A link or links to the Client Site (consistent with the format used on similar links on the same page) will be displayed on the WebCrawler Shopping Channel home page under the department listings, subject to the following conditions:

                              A)    Client is allocated eight (8) separate
                                    one-week link displays in each year of the term of the Agreement. Only one (1) link to the Client Site may be displayed on the WebCrawler Shopping Channel home page under the department listings at any one time. Links to the Client Site may not appear in more than four (4) different department listings during each year of the term of the Agreement.

                              B) Links to the Client Site may not appear under the Auctions, Books or Home & Groceries department listings.

                              C) The display of all links on the WebCrawler Shopping Channel home page under the department listings is subject to the availability at the time.

                                                                    CONFIDENTIAL

                  ix) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed on the front pages of the following departments of the WebCrawler Shopping Channel subject to the following conditions:

                              A) A link to the Client Site will be displayed on the front page of four (4) departments of the WebCrawler Shopping Channel of Client's choice for the term of the Agreement, other than the Auctions, Books or Home & Groceries departments of the WebCrawler Shopping Channel.

                  x) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the "Featured Merchants" promotional rotation on the front pages of the following departments of the WebCrawler Shopping Channel subject to the following conditions:

                              A)    Client is allocated four (4) separate
                                    four-week link displays in the "Featured
                                    Merchants" promotional rotation on the front page of departments of the WebCrawler Shopping Channel other than the Auctions, Books or Home & Groceries departments of the Excite Shopping Channel in each year of the term of the Agreement. This allocation of links may not be used in more than one (1) department at any one time.

                  xi) Excite will deliver XXXXXXXXX impressions of the Client promotional placements described in this Section 1 during the first year of the term of this Agreement. Sixty (60) days prior to the end of the first year after the Launch Date, Excite and Client will negotiate in good faith to establish allocated number of impressions, advertising banners and promotional placements described in this Section 1 for the second year of the term of the Agreement. If the parties fail to reach agreement concerning performance details for the second year of the term, Client may cancel, effective on the later of the first anniversary of this Agreement or such time as Excite has delivered XXXXXXX clickthroughs, provided this latter date is not more than 16 months after the Launch Date.

2.    SPONSORSHIP OF EXCITE LIFESTYLE CHANNEL

      a) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the Excite Lifestyle Channel home page "Exciting Stuff" promotional rotation in one (1) one-week rotation each month during the term of the Agreement. Excite will make reasonable commercial

                                                                    CONFIDENTIAL

            efforts to display this link during mutually-determined holiday weeks, subject to availability.

      b) A link to the Client Site (consistent with the format used on similar links on the same page) will be programmed in the default configuration of the "Favorite Links" listing of Web sites on the Home & Garden department home page of the Excite Lifestyle Channel during the term of the Agreement. Due to the user's control over the Web sites displayed in the "Favorite Links" listing, the parties acknowledge that Excite cannot guarantee or estimate the number of times Client's link in the "Favorite Links" listing will be displayed.

      c) Excite will deliver XXXXXXXXXXXXXXXX impressions of the Client promotional placements described in this Section 2 during the first year of the term of this Agreement. Sixty (60) days prior to the end of the first year after the Launch Date, Excite and Client will negotiate in good faith to establish allocated number of impressions, advertising banners and promotional placements described in this Section 2 for the second year of the term of the Agreement. If the parties fail to reach agreement concerning performance details for the second year of the term, Client may cancel, effective on the later of the first anniversary of this Agreement or such time as Excite has delivered XXXXXXX clickthroughs, provided this latter date is not more than 16 months after the Launch Date.

3.    SPONSORSHIP OF EXCITE ENTERTAINMENT CHANNEL

      a) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the "Exciting Stuff" promotional rotation on Client's choice or either the home page of the Music or Movies department of the Excite Entertainment Channel in one (1) one-week rotation each month during the term of the Agreement, subject to availability. Excite will make reasonable commercial efforts to display this link during mutually-determined holiday weeks, subject to availability.

      b) Excite will deliver XXXXXXXXXXXX impressions of the Client promotional placements described in this Section 3 during the first year of the term of this Agreement. Sixty (60) days prior to the end of the first year after the Launch Date, Excite and Client will negotiate in good faith to establish allocated number of impressions, advertising banners and promotional placements described in this Section 3 for the second year of the term of the Agreement. If the parties fail to reach agreement concerning performance details for the second year of the term, Client may cancel, effective on the later of the first anniversary of this Agreement or such time as Excite has delivered XXXXXXX clickthroughs, provided this latter date is not more than 16 months after the Launch Date.

                                                                    CONFIDENTIAL

4.    SPONSORSHIP OF WEBCRAWLER HOME & FAMILY CHANNEL

      a) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the "Services" (or equivalent) promotional rotation on the home page of the WebCrawler Home & Family Channel in two (2) separate one-week rotations each year during the term of the Agreement, once every six
            (6) months.

      b) Excite will deliver XXXXXXXXXXXX impressions of the Client promotional placements described in this Section 4 during the first year of the term of this Agreement. Sixty (60) days prior to the end of the first year after the Launch Date, Excite and Client will negotiate in good faith to establish allocated number of impressions, advertising banners and promotional placements described in this Section 4 for the second year of the term of the Agreement. If the parties fail to reach agreement concerning performance details for the second year of the term, Client may cancel, effective on the later of the first anniversary of this Agreement or such time as Excite has delivered XXXXXXXX clickthroughs, provided this latter date is not more than 16 months after the Launch Date.

5.    ADVERTISING ON THE EXCITE SITE

      a) Excite will display Client's banner advertising on Excite Search results pages in response to mutually determined keywords, subject to availability.

      b) Excite will display Client's banner advertising in rotation on mutually determined Excite Channels, subject to availability.

      c) Excite guarantees the display of XXXXXX such banners during the first year of the term of the Agreement. Sixty (60) days prior to the end of the first year after the Launch Date, Excite and Client will negotiate in good faith to establish allocated number of impressions, advertising banners and promotional placements described in this Section 5 for the second year of the term of the Agreement. If the parties fail to reach agreement concerning performance details for the second year of the term, Client may cancel, effective on the later of the first anniversary of this Agreement or such time as Excite has delivered XXXXXXX clickthroughs, provided this latter date is not more than 16 months after the Launch Date.

      d) Excite will provide forty-eight (48) hour turnaround on replacing GIF banners supplied by Client. HTML advertising banners must be submitted by Client to Excite for review at least five (5) business days in advance of Excite

                                                                    CONFIDENTIAL

            beginning implementation. After completing its review, Excite will implement approved HTML banners in no more than two (2) business days.

      e) Client may have up to twenty (20) different advertising banners in rotation for display during any one week. Excite will link Client's advertising banners to a maximum of twenty (20) different URLs submitted by Client.

6.    LAUNCH DATE, RESPONSIBILITY FOR EXCITE NETWORK AND REPORTING

      a) Client and Excite will use reasonable efforts to implement the display of the promotional placements and advertising described in the Agreement by April 15, 1998 (the "Launch Date").

      b) Excite will have sole responsibility for providing, hosting and maintaining, at its expense, the Excite Network. Excite will have sole control over of the "look and feel" of the Excite Network including, but not limited to, the display, appearance and placement of the parties' respective names and/or brands and the promotional links.

      c) Excite will in "good faith" ensure Client that the above mentioned banners and promotional placements will be more prominently presented than any other "competitive retailer's" banners or promotional placements for the term of the Agreement. For the purposes of this Agreement, a "competitive retailer" means an on-line department store comparable to Bloomingdale's, Macy's, Burdine's, Shopping.com, Chef's Catalog or iQVC.

      d) Excite will provide Client with monthly reports substantiating the number of impressions of Client's advertising banners and promotional placements displayed on the Excite Network and the resulting number of clickthroughs to the Client's site. At the time that Excite makes audited impression reports available to its advertisers, Client will receive audited impression reports.

7.    SPONSORSHIP, ADVERTISING AND VARIABLE REVENUE SHARE FEES

      a) In exchange for XXXXXXXXXXXXXXXXXXXXXXXX the Client will pay Excite sponsorship and advertising fees of XXXXXXXXXXX for the first year of the term of the Agreement. These fees will be paid in equal monthly installments

                                                                    CONFIDENTIAL

            of XXXXXXXXXXXXXXXXX. The first monthly payment will be due upon the display of the first of the promotional placements and advertising described in the Agreement. Subsequent installments will be due on a monthly basis thereafter. XXXXXXXXXXXXXXXXXXXXXX.

      b) In exchange for XXXXXXXXXXXXX the Client will pay Excite sponsorship and advertising fees of XXXXXXXXXXXXXXXXX for the second year of the term of the Agreement. These fees will be paid in equal monthly installments of XXXXXXXXXXXXXXXXXXXXXXX. The first monthly payment will be due upon the first anniversary of the display of the first of the promotional placements and advertising described in the Agreement. Subsequent installments will be due on a monthly basis thereafter. XXXXXXXXXXXXXXX.

      c) Excite will maintain accurate records of the XXXXXXXXXXX delivered under this Agreement as described in Sections 7(a) and 7(b). Should these results differ to those provided by Client's server by more than 10%, Client may, once per quarter during Excite's regular business hours and at Client's sole expense, review these records to verify the accuracy and appropriate accounting of XXXXXXXXX delivered pursuant to the Agreement. Should Client's review determine that Excite's XXXXXXXX results are inaccurate by 5% or more, then Excite shall pay for all reasonable costs incurred by Client for the review of Excite's records.

                                                                    CONFIDENTIAL

      d) Separate and apart from the sponsorship and advertising fees paid for the XXXXXXXXXXXXXXXXXXXXXXXXXX detailed above in Sections 7(a) and 7(b), Client will pay Excite a variable revenue share to be calculated based on sales, excluding any and all amounts collected for sales tax, shipping and handling charges, and credits for returned goods and/or services, Client derives from visits to the Client Site via links from the promotional placements and advertising on the Excite Site described in Sections 1 - 5. Payments will be made according to the following schedule:

                  i) For the year between the Launch Date and the first anniversary of the Launch Date:

                              o For revenues between XXXXXXXXXXXXXXXX of sales, excluding any and all amounts collected for sales tax, shipping and handling charges, and credits for returned goods and/or services.

                              o     For revenues in excess of
                                    XXXXXXXXXXXXXXXXXXX of all sales, excluding any and all amounts collected for sales tax, shipping and handling charges, and credits for returned goods and/or services.

                  ii) For the year between the first anniversary of the Launch Date and the second anniversary of the Launch Date:

                              o     For revenues between XXXXXXXXXXXXXX of
                                    sales, excluding any and all amounts
                                    collected for sales tax, shipping and
                                    handling charges, and credits for returned goods and/or services.

                              o For revenues in excess of XXXXXXXXXXXXX of all sales, excluding any and all amounts collected for sales tax, shipping and handling charges, and credits for returned goods and/or services.

                              o     For revenues in excess of
                                    XXXXXXXXXXXXXXXXXXXXXX of all sales,
                                    excluding any and all amounts collected for sales tax, shipping and handling charges, and credits for returned goods and/or services.

                              o For revenues in excess of XXXXXXX of all sales, excluding any and all amounts collected for sales tax, shipping and handling charges, and credits for returned goods and/or services.

      e) Client will pay Excite its variable revenue share payments within thirty (30) days after the close of each month.

                                                                    CONFIDENTIAL

      f) The sponsorship and advertising fees and variable revenue share payments are net of any agency commissions to be paid by Client.

      g) Client will maintain accurate records with respect to the calculation of all variable revenue share payments due under this Agreement. Once per year, the parties will review these records to verify the accuracy and appropriate accounting of all payments made pursuant to the Agreement. In addition, Excite may, upon no less than thirty (30) days prior written notice to Client, cause an independent Certified Public Accountant to inspect the records of Client reasonably related to the calculation of such payments during Client's normal business hours. The fees charged by such Certified Public Accountant in connection with the inspection will be paid by Excite unless the payments made to Excite are determined to have been less than ninety-five percent (95%) of the payments actually owed to Excite, in which case Client will be responsible for the payment of the reasonable fees for such inspection.

8.    PUBLICITY

            Unless required by law, neither party will make any public statement, press release or other announcement relating to the terms of or existence of this Agreement without the prior written approval of the other. Such approval will not be unreasonably withheld. Notwithstanding the foregoing, the parties agree to issue an initial press release regarding the relationship between Excite and Client, the timing and wording of which will be mutually agreed upon.

9.    TERM AND TERMINATION

      a) The term of this Agreement will begin on the Launch Date and will not end until Excite displays of a total of XXXXXXXXXXXXX impressions of Client's advertising banners and promotional placements on the Excite Site and Excite has made reasonable commercial efforts to deliver, at minimum, a goal of XXXXXXXX clickthroughs to the Client Site. Regardless of Excite's actual delivery of impressions and clickthroughs, the term of this Agreement will not be shorter than two (2) years after the display of the first of Client's advertising banners and promotional placements, subject to the termination rights set forth below.

      b) Sixty (60) days prior to the end of the first year after the Launch Date, Excite and Client will negotiate in good faith to establish allocated number of impressions, advertising banners and promotional placements for the second year of the term of the Agreement.

                                                                    CONFIDENTIAL

      c) Excite's goal is to deliver XXXXXXXXXXXXXXXXXXXXXXXX clickthroughs to the Client Site during the fourth through sixth months (inclusive) after the Launch Date, XXXXXXXXXXXXXXXX clickthroughs to the Client Site during the seventh through ninth months (inclusive) after the Launch Date, and XXXXXXXXXXXXXXXXXXXX clickthroughs to the Client Site during the ninth through twelfth months (inclusive) after the Launch Date.

      d) In the event that Excite has not delivered XXXXXXXXXXXXXXXX clickthroughs to the Client Site by the end of twelve (12) months after the Launch Date, the first year of the term of the Agreement will be extended without additional sponsorship and advertising fees for up to an additional four (4) months. In the event that Excite has not delivered XXXXXXXXXXXXXXXXXXXXX clickthroughs to the Client Site by end of the additional four-month period, Client may terminate this Agreement immediately upon delivery of written notice to Excite.

      e) Either party may terminate this Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for thirty (30) days following the notice to the breaching party of the breach.

      f) All undisputed payments that have accrued prior to the termination or expiration of this Agreement will be payable in full within thirty (30) days thereof.

      g)    The provisions of Section 12 (Confidentiality and User Data),
            Section 13 (Indemnity), Section 14 (Limitation of Liability) and
            Section 15 (Dispute Resolution) will survive any termination or expiration of this Agreement.

10.   TRADEMARK OWNERSHIP AND LICENSE

      a) Client will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Excite hereunder.

      b) Excite will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Client hereunder.

      c) Each party hereby grants to the other a non-exclusive, limited license to use its trademarks, service marks or trade names only as specifically described in this Agreement. All such use shall be in accordance with each party's reasonable policies regarding advertising and trademark usage as established from time to time.

                                                                    CONFIDENTIAL

      d) Upon the expiration or termination of this Agreement, each party will cease using the trademarks, service marks and/or trade names of the other except:

                  i)    As the parties may agree in writing; or

                  ii)   To the extent permitted by applicable law.

11.   CONTENT OWNERSHIP

      a) Client will retain all right, title and interest in and to the Client Site worldwide including, but not limited to, ownership of all copyrights and other intellectual property rights therein.

      b) Excite will retain all right, title, and interest in and to the Excite Network worldwide including, but not limited to, ownership of all copyrights, look and feel and other intellectual property rights therein.

12.   CONFIDENTIALITY AND USER DATA

      a) For the purposes of this Agreement, "Confidential Information" means information about the disclosing party's (or its suppliers') business or activities that is proprietary and confidential, which shall include all business, financial, technical and other information of a party marked or designated by such party as "confidential or "proprietary" or information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential.

      b) Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement, (ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation, (iii) the receiving party knew prior to receiving such information from the disclosing party or (iv) the receiving party develops independent of any information originating from the disclosing party.

      c) Each party agrees (i) that it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

                                                                    CONFIDENTIAL

      d) The usage reports provided by Excite to Client hereunder will be deemed to be the Confidential Information of Excite.

      e) The terms and conditions of this Agreement will be deemed to be Confidential Information and will not be disclosed without the written consent of the other party.

      f) For the purposes of this Agreement, "User Data" means all information pertaining to users referred to the Client Site from the Excite Network during the term of the Agreement that is not submitted by or collected from Users in connection with their purchases or other interactive activities while signed on to the Client Site. The parties acknowledge that any individual user of the Internet could be a user of Excite and/or Client through activities unrelated to this Agreement and that user data gathered independent of this Agreement, even from individuals who are users of both parties' services, will not be deemed to be "User Data" for the purposes of this Agreement.

      g) User Data will be deemed to be the joint property of the parties and, subject to the limitations contained herein, both parties will retain all rights to make use of any User Data obtained through this Agreement.

      h) Client will provide to Excite all User Data collected by Client within thirty (30) days following the end of each calendar month during the term of this Agreement in a mutually-determined electronic format.

      i) Client will not use User Data to directly or indirectly solicit any Excite users either individually or in the aggregate during the term of this Agreement and for a period of twelve (12) months following the expiration or termination of this Agreement.

      j) Neither party will sell, disclose, transfer or rent any User Data which could reasonably be used to identify a specific named individual ("Individual Data") to any third party nor will either party use Individual Data on behalf of any third party without the express permission of the individual user. Where user permission for dissemination of Individual Data to third parties has been obtained, each party will use commercially reasonable efforts to require the third party recipients of Individual Data to provide an "unsubscribe" feature in any email communications generated by, or on behalf of, the third party recipients of Individual Data.

      k) Notwithstanding the foregoing, each party may disclose Confidential Information or User Data (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law or (ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.

                                                                    CONFIDENTIAL

13.   INDEMNITY

      a) Client will indemnify, defend and hold harmless Excite, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, attorneys fees) arising from:

                  i) The breach of any representation or covenant in this Agreement; or

                  ii) Any claim that Client's advertising banners infringe or violate any third party's copyright, patent, trade secret, trademark, right of publicity or right of privacy or contain any defamatory content; or

                  iii) Any claim arising from content displayed on the Client Site.

            Excite will promptly notify Client of any and all such claims and will reasonably cooperate with Client with the defense and/or settlement thereof; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts Excite in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Excite's written consent (not to be unreasonably withheld or delayed) and Excite may have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim.

      b) Excite will indemnify, defend and hold harmless Client, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, attorneys fees) arising from:

                  i) The breach of any representation or covenant in this Agreement; or

                  ii) Any claim arising from the Excite Network other than content or services provided by Client.

            Client will promptly notify Excite of any and all such claims and will reasonably cooperate with Excite with the defense and/or settlement thereof; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts Client in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Client's written consent (not to be unreasonably withheld or delayed) and Client may have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim.

                                                                    CONFIDENTIAL

      c) EXCEPT AS SPECIFIED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING SUCH SUBJECT MATTER.

14.   LIMITATION OF LIABILITY

            EXCEPT UNDER SECTIONS 13(a) AND 13(b), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO, AND WILL NOT EXCEED, THE AMOUNTS TO BE PAID BY CLIENT TO EXCITE HEREUNDER.

15.   DISPUTE RESOLUTION

      a) The parties agree that any breach of either of the parties' obligations regarding trademarks, service marks or trade names, confidentiality and/or User Data would result in irreparable injury for which there is no adequate remedy at law. Therefore, in the event of any breach or threatened breach of a party's obligations regarding trademarks, service marks or trade names or confidentiality, the aggrieved party will be entitled to seek equitable relief in addition to its other available legal remedies in a court of competent jurisdiction.

      b) In the event of disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names, confidentiality and/or User Data, the parties will first attempt to resolve the dispute(s) through good faith negotiation. In the event that the dispute(s) cannot be resolved through good faith negotiation, the parties will refer the dispute(s) to a mutually acceptable mediator.

      c) In the event that disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names, confidentiality and/or User Data, cannot be resolved through good faith negotiation and mediation, the parties will refer the dispute(s) to the American Arbitration Association for resolution through binding arbitration by a single arbitrator

                                                                    CONFIDENTIAL

            pursuant to the American Arbitration Association's rules applicable to commercial disputes.

16.   GENERAL

      a) Assignment. Neither party may assign this Agreement, in whole or in part, without the other party's written consent (which will not be unreasonably withheld), except that no such consent will be required in connection with (i) a merger, reorganization or sale of all, or substantially all, of such party's assets or (ii) either party's assignment and/or delegation of its rights and responsibilities hereunder to a wholly-owned subsidiary or joint venture in which the assigning party holds an interest. Any attempt to assign this Agreement other than as permitted above will be null and void.

      b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, notwithstanding the actual state or country of residence or incorporation of Excite or Client.

      c) Notice. Any notice under this Agreement will be in writing and delivered by personal delivery, express courier, confirmed facsimile, confirmed email or certified or registered mail, return receipt requested, and will be deemed given upon personal delivery, one (1) day after deposit with express courier, upon confirmation of receipt of facsimile or email or five (5) days after deposit in the mail. Notices will be sent to a party at its address set forth in this Agreement or such other address as that party may specify in writing pursuant to this Section.

      d) No Agency. The parties are independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

      e) Force Majeure. Any delay in or failure of performance by either party under this Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by any occurrence beyond the reasonable control of such party including, but not limited to, acts of God, power outages and governmental restrictions.

      f) Severability. In the event that any of the provisions of this Agreement are held to be unenforceable by a court or arbitrator, the remaining portions of the Agreement will remain in full force and effect.

      g) Entire Agreement. This Agreement is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding

                                                                    CONFIDENTIAL

            such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

      h) Counterparts. This Agreement may be executed in counterparts, each of which will serve to evidence the parties' binding agreement.


CyberShop                                Excite, Inc.

By: /s/ Jill Markus                      By: /s/ Robert C. Hood
    ---------------------------              -----------------------------------


Name:  Jill Markus                       Name:  Robert C. Hood
       ------------------------                 --------------------------------

Title: V.P. Store Development            Title: Exec. VP-Chief Financial Officer
       ------------------------                 --------------------------------

Date: March 31, 1998                     Date: March 31, 1998
      -------------------------                ---------------------------------

130 Madison Avenue                       555 Broadway
New York, New York 10016                 Redwood City, California 94063
212.532.3553 (voice)                     650.568.6000 (voice)
212.532.3613 (fax)                       650.568.6030 (fax)